Exhibit 99.1

Marathon Patent Group, Inc. Announces

Sequential Quarterly Revenue Increased 368% to $6.4 Million in Q3 2015

- Management to Host Investor Call Today at 4:30 pm ET-

Los Angeles, CA--(November 16, 2015) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “Company”), a patent licensing company, announced today financial results for the third quarter ended September 30, 2015.

- Results of operations for the three months ended September 30, 2015 –

For the three months ended September 30, 2015 (“Q3 2015”), Marathon reported revenue of $6.4 million, an increase of 368% as compared to $1.4 million for second quarter ended June 30, 2015 (“Q2 2015”). Revenue in Q3 2015 represents the second highest quarterly revenue in the Company’s history.  The growth in revenue was largely derived from the Company’s patent monetization efforts and the issuance of numerous patent license and settlement agreements.

Direct cost of revenue in Q3 2015 was approximately $4.0 million, or 63% of revenues, as compared to direct cost of revenue in Q2 2015 of approximately $3.9 million, or 282% of revenues.  Direct cost of revenue includes both contingent and non-contingent payments to patent enforcement counsel and patent enforcement advisors and inventors.  During Q3 2015, the Company incurred approximately $900,000 of non-contingent legal costs associated with the Bridgestone litigation.

The Company reported other operating expenses in Q3 2015 of approximately $5.5 million, a 10% decrease as compared to other operating expenses of $6.1 million in Q2 2015.  Included in other operating expense for Q3 2015 was approximately $630,000 in non-recurring professional fees associated with the proposed merger with Uniloc and the litigation with Dominion Harbor, which was settled on October 30, 2015.

Total operating expenses in Q3 2015 include non-cash expenses totaling approximately $3.8 million, including $2.9 million in patent amortization and approximately $900,000 in non-cash stock compensation and fee expenses.

In Q3 2015, the Company reported a GAAP net loss of $3.8 million or $(0.26) per basic share, compared to a GAAP net loss of $4.5 million or $(0.32) per basic share for Q2 2015.

Non-GAAP net loss for Q3 2015 was approximately $88,000 compared to non-GAAP net loss of $4.5 million for Q2 2015.  A reconciliation of GAAP to non-GAAP financials can be found in the financial tables at the end of this press release.

As of September 30, 2015, cash totaled $3.4 million.

Commenting on the Company’s third quarter financial results, Doug Croxall, Founder & CEO of Marathon Patent Group, stated, “We are pleased to report strong top line growth in the quarter of $6.4M, our second strongest revenue quarter in company history. With both the Bridgestone Schrader and Bridgestone TRW cases now settled, the majority of the related one-time costs are now behind us. It is important to note that we inherited a non-contingent cost and fee structure on behalf of the Bridgestone enforcement action, which was a deviation from our business model.  Virtually all of our other cases have costs and fees largely contingent with the outcomes of monetization efforts. We now expect to see the expense side of our P&L fall back in line with our low op-ex, high earnings leverage model.”

Also during Q3, on August 14, 2015, Marathon and Uniloc announced they had entered into a definitive agreement, under which the companies will be combined in an all-stock merger of equals intended to qualify as a tax-free reorganization. The new company will be called Marathon Group SA., and will begin with a current portfolio of 662 patent assets. The new company will have active litigation against 119 infringers (a 164% increase over Marathon’s stand-alone cases), and 101 scheduled trials through 2017. The companies had $93.6 million pro forma combined licensing revenue over last 30 months of operations (unaudited), and $37.5 million pro forma combined licensing revenue over the trailing twelve months of operations (unaudited).

Investor Conference Call

Marathon will host a conference call on Monday, November 16, 2015 at 4:30 PM ET / 1:30 PM PT with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company’s website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, November 30, 2015, by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13624610

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon’s strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

CONTACT INFORMATION

•                 Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2015	DECEMBER 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$3,408,839	$5,082,569
Accounts receivable - net of allowance for bad debt of $0 and $0 for September 30, 2015 and December 31, 2014	2,326,717	216,997
Bonds posted with courts	1,794,226	1,946,196
Prepaid expenses and other current assets, net of discounts of $3,414 and $0 for September 30, 2015 and December 31, 2014	114,953	438,391
Total current assets	7,644,735	7,684,153

Other assets:
Property and equipment, net of accumulated depreciation of $55,571 and $16,135 for September 30, 2015 and December 31, 2014	70,680	53,828
Intangible assets, net of accumulated amortization of $14,931,649 and $6,550,528 for September 30, 2015 and December 31, 2014	43,753,217	43,363,832
Deferred tax assets	10,529,693	4,789,293
Other non current assets, net of discounts $5,760 and $0 for September 30, 2015 and December 31,2014	11,238	-
Goodwill	4,573,450	4,894,208
Total other assets	58,938,278	53,101,161

Total Assets	$66,583,013	$60,785,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,992,574	$3,293,746
Clouding IP earn out - current portion	327,757	2,092,000
Notes payable, net of discounts of $703,762 and $82,010 for September 30, 2015 and December 31, 2014	19,384,416	16,560,000
Total current liabilities	28,704,747	21,945,746

Long-term liabilities
Notes Payable, net of discount of $1,617,885 and $64,925, for September 30, 2015 and December 31, 2014	13,876,928	5,403,065
Other Non Current Liability	51,092	-
Deferred Tax Liability	1,056,406	1,823,884
Revenue Sharing Liability	1,000,000	-
Clouding Earnout	6,222,895	7,360,000
Total long-term liabilities	22,207,321	14,586,949

Total liabilities	50,912,068	36,532,695

Stockholders’ Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 798,670 and 932,000 issued and outstanding at September 30, 2015 and December 31, 2014	80	93
Common stock, $.0001 par value, 200,000,000 shares authorized: 14,558,167 and 13,791,460 issued and outstanding at September 30, 2015 and December 31, 2014	1,456	1,379
Additional paid-in capital	42,014,873	36,977,169
Accumulated other comprehensive loss	(973,063)	(388,357)
Accumulated deficit	(25,372,401)	(12,337,665)

Total stockholders’ equity	15,670,945	24,252,619

Total liabilities and stockholders’ equity	$66,583,013	$60,785,314

The accompanying notes are an integral part to these unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$6,407,997	$13,455,472	$11,870,851	$20,059,972

Expenses
Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	4,002,040	5,584,542	12,190,415	8,448,954
Amortization of patents and website	2,884,269	1,480,311	8,511,730	2,872,638
Compensation and related taxes	903,685	824,165	3,571,817	2,266,283
Consulting fees	643,702	785,601	1,869,326	1,550,155
Professional fees	882,213	408,280	2,230,748	933,751
General and administrative	177,494	166,216	681,952	380,400
Impairment of patent	-	-	766,498	-
Impairment of goodwill	-	2,144,488	-	2,144,488
Total operating expenses	9,493,403	11,393,603	29,822,485	18,596,669

Operating income (loss) from continuing operations	(3,085,406)	2,061,869	(17,951,634)	1,463,303

Other income (expenses)
Other income/(expense)	6,646	(21,063)	14,085	(21,833)
Foreign exchange gain/(loss)	(20,092)	256	(57,593)	256
Change in fair value adjustment of Clouding IP earn out	597,047	-	2,901,348	-
Interest income	135	138	137	632
Interest expense	(1,078,615)	-	(3,587,238)	(20)
Loss on debt exstinguishment	(654,000)	-	(654,000)	-
Total other expenses	(1,148,877)	(20,669)	(1,383,261)	(20,965)

Income (loss) from continuing operations before benefit for income taxes	(4,234,283)	2,041,200	(19,334,895)	1,442,338

Income tax benefit	483,815	1,481,404	6,300,159	1,481,404
Net Income (Loss)	(3,750,468)	3,522,604	(13,034,736)	2,923,742
Deemed dividends related to beneficial conversion feature of Series A Convertible Preferred Stock	-	-	-	(1,271,492)

Net income (loss) available to common shareholders	(3,750,468)	3,522,604	(13,034,736)	1,652,250

Income (loss) per common share, basic:
Income (loss)	$(0.26)	$0.31	$(0.92)	$0.15

Income (loss) per common share, diluted:
Income (loss)	$(0.26)	$0.22	$(0.92)	$0.11

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic	14,376,118	11,500,500	14,094,891	11,197,374
OUTSTANDING - Diluted	14,376,118	15,966,454	14,094,891	14,926,504

Other income (loss), net of tax:
Foreign currency translation adjustments	$45,628	$-	$(584,706)	$-

The accompanying notes are an integral part of these consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE NINE MONTHS	FOR THE NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30, 2015	SEPTEMBER 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(13,034,736)	$2,923,742
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	5,668	4,357
Amortization of patents and website	8,511,730	2,872,638
Amortization of expenses connected to equity to be issued for services	-	355,711
Net reversal of expense related to forfeiture of unvested stock	-	(179,708)
Impairment of Goodwill	-	2,144,488
Deferred tax asset	(5,579,418)	(1,949,401)
Income tax payable	-	467,997
Deferred tax liability	(709,280)	-
Impairment of patent	766,498	-
Stock issued in debt exstinguishment	654,000	-
Stock based compensation	1,961,505	2,101,995
Stock issued for services	1,084,834	-
Non-cash interest, discount, financing costs	1,926,865	-
Change in fair value of Clouding earn-out	(2,901,348)	-
Non-cash other income	-	(3,930)
Other non-cash adjustments	(13,244)	24,994
Changes in operating assets and liabilities
Accounts receivable	(2,109,984)	(10,182,950)
Prepaid expenses and other current assets	60,938	(207,182)
Accounts payable and accrued expenses	6,454,467	4,860,286
Net cash (used in) operating income	(2,921,505)	3,233,037

Cash flows from investing activities:
Acquisition of patents	-	(6,850,800)
Purchase of property, equipment, and other intangible assets	(22,520)	(24,903)
Net cash (used in) investing activities	(22,520)	(6,875,703)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of IP Liquidity	(1,109,375)	(937,500)
Payment on note payable in connection with the acquisition of Dynamic Advances	(2,624,375)	-
Payment on assumed note payable in connection with the acquisition of Orthophoenix	(5,000,000)	-
Payment on assumed note payable in connection with the acquisition of Medtech and Orthophoenix	(4,200,000)	-
Payment on MdR Escrow (TLI)	(50,000)	-
Payment on note payable in connection with the acquisition of Sarif	(276,250)	-
Repayment of convertible notes	(5,050,000)	-
Repayment on notes payable to vendors	(42,500)	-
Cash received upon issuance of notes payable (net of issuance costs)	19,600,000	-
Proceeds from sale of preferred and common stock, net of issuance costs	-	6,388,266
Cash received upon exercise of warrant	18,751	138,222
Net cash provided by financing activities	1,266,251	5,588,988

Effect on exchange rate in changes on cash	4,044	-

Net increase (decrease) in cash	(1,673,730)	1,946,322

Cash at beginning of period	5,082,569	3,610,262

Cash at end of period	$3,408,839	$5,556,584

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,660,372	$20
Taxes	$54,437	$-
Loan Fees	$400,000	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with the acquisition of Clouding Corp	$-	$281,000
Earn-out liability in connection with the acquisition of Clouding Corp	$-	$13,119,000
Common stock granted in connection with the acquisition of TLI Communications, LLC	$-	$817,800
Series B Convertible Preferred Stock issued in connection with the acquisition of Dynamic Advances LLC	$-	$1,403,690
Series B Convertible Preferred Stock issued in connection with the acquisition of IP Liquidity Ventures, LLC	$-	$1,403,690
Common stock issued in connection with the acquisition of Selene Communication Technologies	$-	$980,000
Value of warrants pertaining to equity issuance	$-	$11,595
Notes payable issued in connection with the acquisition of IP Liquidity Ventures, LLC, Dynamic Advances, LLC, Selene Communication Technologies, LLC, and Clouding Corp	$-	$7,000,000
Common Stock issued for prepaid services	$-	$(298,301)
Common Stock issued in conjunction with note payable	$1,000,000	$-
Warrant issued in conjunction with note payable	$318,769	$-
Revenue share liability incurred in conjunciton with note payable	$1,000,000	$-
Non-cash interest increase in debt assumed in conjunction with the acquisition of Orthophoenix	$750,000	$-
Note payable issued in conjunction with BATO patents	$10,000,000	$-
Common Stock issued in conjunction with debt extinguishment	$654,000	$-
Conversion of accounts payable to note payable	$705,093	$-

The accompanying notes are an integral part of these consolidated financial statements.

	Non-GAAP Reconciliation
	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Nine Months Ended September 30, 2015	For the Nine Months Ended Septemer 30, 2014
Net income (loss)	(3,750,468)	3,522,604	(13,034,736)	1,652,250
Non-GAAP
Amortization of intangible assets & depreciation	2,884,269	1,480,311	8,511,730	2,872,638
Equity-based compensation	901,446	1,043,014	3,111,498	2,277,997
Beneficial Conversion Feature	-		-	1,271,492
Impairment of Intellectual Property	-	-	766,498	-
Change in Earn Out Liability	(597,047)	-	(2,901,348)	-
Non-cash interest expense	301,544	-	1,926,866	-
Deferred tax benefit	(483,815)	(1,481,404)	(6,300,159)	(1,481,404)
Loss on Note Payable	654,000		654,000
Clawback on Medtronic Debt	-		750,000
Other	1,631	-	14,458	-
Non-GAAP profit (loss)	(88,440)	4,564,525	(6,501,193)	6,592,973

Weighted average common shares outstanding - basic and diluted	14,376,118	11,500,500	14,094,891	11,197,374
Weighted average common shares outstanding - basic and diluted	14,376,118	15,966,454	14,094,891	14,926,504

Non-GAAP net income (loss) per common share - basic	$(0.01)	$0.40	$(0.46)	$0.59
Non-GAAP net income (loss) per common share - diluted	$(0.01)	$0.29	$(0.46)	$0.44